Exhibit 10.1

MAKE GOOD SECURITIES ESCROW SUPPLEMENT AGREEMENT

THIS MAKE GOOD SECURITIES ESCROW SUPPLEMENT AGREEMENT (the “Make Good Supplement Agreement”), dated as of August __, 2009, is entered into by and among Universal Travel Group, a Nevada corporation (the “Company”), the investors listed on the Schedule of Buyers in the Securities Purchase Agreement dated August 28, 2008 (the “Buyers”), Jiangping Jiang (the “Principal Shareholder”) and Sichenzia Ross Friedman Ference LLP with an address at 61 Broadway, 32nd Floor, New York, NY 10006 (the “Escrow Agent”).

Capitalized terms used but not defined herein shall have the meanings set forth in the Securities Purchase Agreement and the Make Securities Escrow Agreement (as defined below).

WITNESSETH:

WHEREAS, the Buyers had purchased from the Company and the Company had sold to the Buyers an aggregate of 4,588,708 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), and warrants to acquire 2,294,356 shares of Common Stock for a total aggregate purchase price of approximately $7,112,500 in a private placement financing transaction (the “Financing Transaction”) pursuant to a Securities Purchase Agreement dated August 28, 2008 by and among the Company and the Buyers (the “Securities Purchase Agreement”);

WHEREAS, as an inducement to the Buyers to enter into the Securities Purchase Agreement, the Principal Shareholder had agreed to place the Escrow Shares  into escrow for the benefit of the Buyers in the event the Company fails to achieve the following financial performance thresholds for the 12-month periods ended December 31, 2008 (“2008”) and December 31, 2009 (“2009”):

(a)           In 2008, Net Income, as defined in accordance with United States generally accepted accounting principles (“US GAAP”) and reported by the Company in its audited financial statements for 2008 (the “2008 financial statements”) exceeds $12,000,000 (the “2008 Performance Threshold”);

(b)           In 2009, Net Income, as defined in accordance with US GAAP and reported by the Company in its audited financial statements for 2008 (the “2009 financial statements”) exceeds $15,600,000 (the “2009 Performance Threshold”);

WHEREAS in connection therewith, the parties had entered into a Make Good Securities Escrow Agreement dated August 28, 2008 (the “Escrow Agreement”); and

WHEREAS, the parties are now desirous of amending of Section 1.6 of the Escrow Agreement to provide for the exclusion of EITF 07-5 when determining the 2008 Performance Threshold and the 2009 Performance Threshold.

NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1.           Section 1.6 of the Escrow Agreement shall be hereby cancelled in its entirety and be replaced with the following:

“
1.6           The parties hereby agree that in determining the 2008 Performance Threshold and the 2009 Performance Threshold, the parties shall not take into account (and such amounts shall not be included in determining Net Income):

(i)           the offering and transactional costs associated with the Financing Transaction, including without limitation, legal and audit costs, registration and filing fees;

(ii)           losses the Company has suffered or reasonably calculated to have suffered as a result of a force majeure event, which shall mean (i) acts of God such as earthquakes with an intensity of more than 7.0 on the Richter scale in geographic areas where the Company derives more than 50% of its revenue, or (ii) snow storms, rainstorms, floods and other natural catastrophes of such intensity and/or duration that exceed the average monthly amount for that geographic area by more than 100% in geographic areas in which the Company derives more than 50% of its revenue;

(iii) the costs and expense incurred by the Company in 2008 and incurred in 2009 in establishing an employee stock option plan pursuant to Section 4(o) of the Securities Purchase Agreement and granting stock options to the Principal Shareholder thereunder;

(iv) any compensation expense incurred by the Company in connection with the release of any Escrow Shares to the Principal Shareholder; and

(v)  the effects of EITF 07-5.  ”

2.           This Make Good Supplement Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.

3.           This Make Good Supplement Agreement and the Escrow Agreement are the final expression of, and contains the entire agreement between, the parties with respect to the Escrow Shares, and the subject matter hereof and supersedes all prior understandings with respect to the Escrow Shares. The Make Good Supplement Agreement and Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.

4.           The parties hereto expressly agree that this Make Good Supplement Agreement and the Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York, without regard to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City, Borough of Manhattan.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 10th day of August, 2009.

UNIVERSAL TRAVEL GROUP

By:	/s/ Jiangping Jiang
Name: Jiangping Jiang
Title: CEO

ESCROW AGENT:

Sichenzia Ross Friedman Ference LLP

By:	/s/ Gregory Sichenzia
Name: Gregory Sichenzia
Title: Partner

PRINCIPAL SHAREHOLDER:

By:	/s/ Jiangping Jiang
Name: Jiangping Jiang
Title:

BUYER:

ACCESS AMERICA FUND, LP

By:	/s/ Christopher Efird
Name: Christopher Efird
Title: President

BUYER:

CHINAMERICA FUND LP

By:	/s/ Beau Johnson
Name: Beau Johnson
Title: Managing Partner

BUYER:

POPE INVESTMENT II LLC

By:	/s/ William P. Wells
Name: William P. Wells
Title: President, Pope Asset Mgmt

BUYER:

HELLER CAPITAL INVESTMENTS, LLC

By:	/s/ Ronald Heller
Name: Ronald I. Heller
Title: CIO

BUYER:

CGM as C/F RONALD I. HELLER IRA

By:	/s/ Ronald Heller
Name: Ronald I. Heller
Title: Investor

BUYER:

INVESTMENT HUNTER, LLC

By:	/s/ Gary C. Evans
Name: Gary C. Evans
Title: Manager

BUYER:

MARED INVESTMENTS

By:	/s/ Edward R. Rashid
Name: Edward R. Rashid
Title: President

BUYER:

HIGH CAPITAL FUNDING, LLC

By:	/s/ David Rapaport
Name: David Rapaport
Title: EVP & GC

BUYER:

MERRILL LYNCH, PIERCE, FENNER & SMITH, FBO BEAU L. JOHNSON

By:	/s/ Beau Johnson
Name: Beau Johnson